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                                   May 7, 1998



The Board of Directors
Scheid Vineyards Inc.
13470 Washington Boulevard
Marina del Rey, California 90292

          Re:  Registration Statement on Form SB-2
               File No. 333-51055
               -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Scheid Vineyards Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,150,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), to be sold for the account of selling stockholders of the Company. The Shares include 150,000 shares that may be purchased by the underwriters in the offering to cover overallotments. The Shares offered and sold will be converted from an equal number of shares of the Company's Class B Common Stock, par value $.001 per share (the "Class B Common Stock").

     As such counsel, we have considered such matters of law as we have deemed appropriate under the circumstances. Additionally, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates, documents and other instruments, consulted with officers and other representatives of the Company and have obtained such representations with respect to such matters of fact as we have deemed necessary or advisable; however, we have not necessarily independently verified the content of factual statements made to us in connection therewith or the veracity of such representations. We have assumed without independent verification or investigation (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based on the foregoing, it is our opinion that the Shares, upon their conversion from Class B Common Stock, will be legally issued, fully paid and non-assessable.


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The Board of Directors
Scheid Vineyards, Inc.
May 7, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form SB-2, File No. 333-51055, and to the reference to this firm in the Prospectus forming a part of such Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations promulgated thereunder.

                                    Very truly yours,

                                    SANDERS, BARNET, GOLDMAN, SIMONS & MOSK,
                                    A Professional Corporation


                                    By: /s/ DEBORAH L. GUNNY
                                        ----------------------------------
                                        Deborah L. Gunny

DLG/tbm